SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2026

FreeCast, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-43122	45-2787251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 TPC Drive, Suite 100, Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 374-1607

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	CAST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026, FreeCast, Inc., a Florida corporation (the "Company," "we," "us" or "our") entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with new institutional and existing long term investors (the “Investors”) for a private placement of: (i) 4,666,667 shares of our Class A common stock, par value $0.0001 per share (the “Common Stock”); and (ii) pre-funded warrants to purchase 3,243,807 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Common Stock, the “Securities”) at a purchase price of $3.00 per share of Common Stock and Pre-Funded Warrant.

The private placement closed on July 2, 2026. We received aggregate gross proceeds from the private placement of approximately $23.7 million, before deducting estimated placement agent commissions and expenses, which are payable by us.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of the Company and the Investors, other obligations of the parties and termination provisions. The representations, warranties and covenants in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

We agreed to use the net proceeds from the private placement for working capital and general corporate purposes. However, we cannot use any net proceeds: (i) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices); (ii) for the redemption of any Common Stock or securities convertible into Common Stock; (iii) for the settlement of any outstanding litigation; or (iv) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department. The Securities Purchase Agreement is governed by the laws of the State of New York.

We also agreed that, from the date of the Securities Purchase Agreement until 30 days after the date that the resale registration statement required by the Registration Rights Agreement (as defined below) becomes effective (the “Effective Date”), we will not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into Common Stock; or (ii) file any registration statement or amendment or supplement thereto, other than the registration statement to register the Securities or filing a registration statement on Form S-8 in connection with any employee benefit plan.

The purchase price of each Pre-Funded Warrant equals $3.00 per share minus the $0.0001 exercise price per share of the Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full. In accordance with the Nasdaq Global Market rules, the Pre-Funded Warrants are subject to shareholder approval, which we will obtain via written consent without a meeting.

The Pre-Funded Warrants provide that the Investor will not have the right to exercise any portion thereof if such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

In connection with the private placement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) requiring the Company to file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “SEC”) no later than the 12th trading day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than 15th calendar day following the date of the Registration Rights Agreement, or in the event of a “limited review” by the SEC, the 30th day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 45th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Investor from reselling the Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, the Company is obligated to pay to the Investor, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement.

We may not file any other registration statements until all Registrable Securities (as defined in the Registration Rights Agreement) are registered pursuant to a registration statement that is declared effective by the SEC, provided that the Company may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements. All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Registrable Securities (as defined in the Registration Rights Agreement) are sold pursuant to a registration statement.

In connection with the private placement, on June 30, 2026, we entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners (the “Placement Agent”). As part of its compensation for acting as Placement Agent for the private placement, we paid the Placement Agent a cash fee of 5.0% of the aggregate gross proceeds raised from the sale of the Securities sold to new institutional investors and 1.0% of the aggregate gross proceeds raised from the sale of the Securities sold to existing investors.

The above summary of the private placement, the Pre-Funded Warrants, the Placement Agency Agreement, the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such applicable agreements, copies of which are attached as Exhibits 4.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Securities is hereby incorporated by reference into this Item 3.02. The Securities and the Placement Agent Warrants were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 7.01 Regulation FD Disclosure.

On July 1, 2026, FreeCast, Inc. issued a press release announcing the pricing of the private placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

We do not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Placement Agency Agreement between FreeCast, inc. and A.G.P./Alliance Global Partners, dated June 30, 2026.
10.2	Form of Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
99.1	Press Release, dated July 1, 2026, issued by FreeCast, Inc. announcing the pricing of the private placement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2026	FreeCast, Inc.

	By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chief Executive Officer

4